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                                  EXHIBIT 21.1

                              ORGANIZATIONAL CHART


                       [1] ACCEL International Corporation


  [2]     Acceleration National Insurance Company (100%) "ANIC"
  [3]     Acceleration Insurance Agency, Inc. (100%) "AIA"
  [4]     Acceleration Insurance Agency of Indiana, Inc. (100%) "AIA-IN"
  [5]     Acceleration Insurance Agency of Pennsylvania, Inc. (100%) "AIA-PA"
  [6]     Randjill Group Limited (100%) "RANDJILL"
  [7]     Acceleration Life Insurance Agency, Inc. (100%) "ALIA"